EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors/Trustees Power of Attorney to sign to this Registration Statement and its amendments, dated Nov. 11, 2004.

(16)(b) Trustees' Power of Attorney to sign to this Registration Statement and its amendments, dated Nov. 11, 2004.

(17)(c)  Prospectus, dated Nov. 29, 2004, for RiverSource Balanced Fund.

(17)(d) Prospectus, dated Dec. 30, 2004, as amended Oct. 3, 2005, for RiverSource Global Balanced Fund.

(17)(e) Statement of Additional Information, dated Oct. 3, 2005, for RiverSource Balanced Fund and RiverSource Global Balanced Fund.

(17)(j) Prospectus Supplement, dated February 7, 2005, for RiverSource Balanced Fund.

(17)(k)  Prospectus Supplement, dated May 23, 2005, for RiverSource Balanced
         Fund.

(17)(l) Prospectus Supplement, dated August 1, 2005, for RiverSource Balanced Fund.

(17)(m) Prospectus Supplement, dated August 1, 2005, for RiverSource Balanced Fund.

(17)(n) Prospectus Supplement, dated October 3, 2005, for RiverSource Balanced Fund.